UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As announced in the press release issued by Lantheus Holdings, Inc. (the “Company”) on April 9, 2020, the COVID-19 pandemic has impacted demand for the Company’s products, as hospitals are focusing on life threatening situations rather than some of the elective procedures in which the Company’s products are used. As a result, the Company is implementing certain proactive cost cutting measures. As part of those measures, effective April 13, 2020 through June 30, 2020, the Company is implementing a four day work week to better align manufacturing, supply, distribution and other activities with reduced product demand, and the Company is implementing a corresponding reduction in pay to its personnel. In particular, the Company’s President and Chief Executive Officer, Mary Anne Heino, has agreed to reduce her base salary by 75% during that period, and each of the Company’s other named executive officers has agreed to reduce his base salary by 35% during that period. The Company has also made across-the-board reductions of 20% to 35% (depending on level of position) of salaries for other salaried employees and a reduction of 20% of hours for hourly employees, in each case, to reflect the reduced workload expected during that period. These measures will be reevaluated at the end of that period.

In addition, the Company’s Board of Directors has also reduced director and committee member compensation by 35% during this period and has elected to receive all remaining compensation payable in 2020 in the form of time-based restricted stock units that will vest on the first anniversary of the grant date, rather than in cash. These restricted stock units will be granted quarterly as compensation is earned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Senior Vice President and General Counsel

Date: April 10, 2020